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        EXHIBIT 5







        May 30, 1995



San Diego Gas & Electric Company
101 Ash Street
San Diego, CA 92101


        Re:    Registration Statement on Form S-8

Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by San Diego Gas & Electric Company, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 relating to 9,000,000 shares of the Company's Common Stock and an indeterminate amount of interests issuable pursuant to the Savings Plan of the Company (the "Plan"), it is my opinion that such shares of the Common Stock of the Company as shall be original issue securities, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registra-tion Statement.

        Very truly yours,

        /s/ N. A. Peterson

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